UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 16, 2021

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement

Amendment to Loan and Security Agreement

On November 16, 2021 (the “Effective Date”), Scholar Rock Holding Corporation (the “Company” or “we”) and Scholar Rock, Inc., a wholly-owned subsidiary of the Company (collectively, the “Borrower”), entered into Amendment No. 1 (the “Amendment No. 1”) to the Loan and Security Agreement (the “Loan Agreement”) dated October 16, 2020 by and with Oxford Finance LLC (“Collateral Agent”) and Silicon Valley Bank (“Bank”) (each, a “Lender” and collectively, the “Lenders”).

Pursuant to the Loan Agreement, the Company previously received $25.0 million in loan proceeds under Tranche 1 of the Loan Agreement on October 16, 2020. The Company has an additional $25.0 million in loan proceeds available to it if it meets the criteria under Tranche 2 of the Loan Agreement. Amendment No. 1 amended the Loan Agreement to revise the Tranche 2 milestones to be when the Borrower has: (i) publicly announced the Phase 3 clinical trial (SAPPHIRE) design for SRK-015 (Apitegromab) and registered such clinical trial with clinicaltrials.gov; and (ii) initiated Part B of the DRAGON Phase 1 clinical trial for SRK-181.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1, which we intend to file as an exhibit to our Form 10-K for the year ending December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: November 17, 2021	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary